Exhibit 10.3

THIRD AMENDED AND RESTATED SECURITY AGREEMENT

THIRD AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”), dated as of September 21, 2020, by and between BOXLIGHT CORPORATION, a Nevada corporation (the “Company”) and LIND GLOBAL MACRO FUND, LP, as agent (hereinafter, in such capacity, the “Secured Party”) for itself and the other Investors (as hereinafter defined).

WHEREAS, the Company and Lind Global Macro Fund, LP (“Macro Fund”) have entered into (a) that certain Securities Purchase Agreement dated as of March 22, 2019 (as amended and in effect from time to time, the “Initial SPA”); and (b) that certain Third Restated Secured Convertible Promissory Note dated as of February 4, 2020 (as amended and in effect from time to time, the “Initial Note”); and

WHEREAS, the Company and Macro Fund have entered into (a) that certain Securities Purchase Agreement dated as of December 13, 2019 (as amended and in effect from time to time, the “Second SPA”); and (b) that certain Restated Secured Convertible Promissory Note dated as of February 4, 2020 (as amended and in effect from time to time, the “Second Note”); and

WHEREAS, the Company and Global Macro have entered into (a) that certain Securities Purchase Agreement dated as of February 4, 2020 (as amended and in effect from time to time, the “Third SPA” and, collectively with the Initial SPA and the Second SPA, the “Existing SPAs”, and each, individually, an “Existing SPA”); and (b) that certain Secured Convertible Promissory Note dated as of February 4, 2020 (as amended and in effect from time to time, the “Third Note” and, collectively with the Initial Note and the Second Note, the “Existing Notes”, and each, individually, an “Existing Note”);

WHEREAS, the Company has granted to Global Macro a security interest and lien on substantially all of its assets in order to secure the payment and performance of the Company’s obligations to Global Macro under the Existing SPAs and the Existing Notes pursuant to that certain Second Amended and Restated Security Agreement dated as of February 4, 2020 by and between the Company and Global Macro (as amended and in effect from time to time, the “Original Security Agreement”); and

WHEREAS, the Company and Lind Global Asset Management, LLC (“GAM”) are entering into that (a) that certain Securities Purchase Agreement dated as the date hereof (as amended and in effect from time to time, the “GAM SPA” and, collectively with Existing SPAs, the “SPAs”, and each, individually, an “SPA”); and (b) that certain Secured Convertible Promissory Note dated as of the date hereof (as amended and in effect from time to time, the “GAM Note” and, collectively with the Existing Notes, the “Notes”, and each, individually, a “ Note”);

WHEREAS, each of the Company and Global Macro wishes to continue and reaffirm the grants of liens and security interests by the Company in favor of Global Macro under the Original Security Agreement and, to the extent not covered in the Original Security Agreement, grant liens in favor of the Secured Party; and

WHEREAS, each of the Company wishes to grant liens and security interests by the Company in favor of the Secured Party for the benefit of GAM to secure its obligations to GAM under the GAM SPA and the GAM Note; and

WHEREAS, it is a condition precedent to GAM agreeing to make loans or otherwise extend credit to the Company under the GAM SPA and the GAM Note that the Company execute and deliver to the Secured Party, for the benefit of GAM, an amended and restated security agreement in substantially the form hereof; and

WHEREAS, Global Macro, as the original “Secured Party” under the Original Security Agreement wishes to assign the security interest granted thereunder to the Secured Party acting as agent for the benefit of Global Macro and GAM (Global Macro and GAM being hereinafter collectively referred to as the “Investors” and each, an “Investor”) to secure the obligations of the Company owing to each Investor under its applicable SPAs and Notes and the Secured Party hereby accepts such assignment; and

WHEREAS, the parties hereto now wish to amend and restate the Original Security Agreement in substantially the form hereof, which shall amend and restate in its entirety the Original Security Agreement;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the GAM SPA. All terms defined in the Uniform Commercial Code of the State (as hereinafter defined) and used herein shall have the same definitions herein as specified therein, however, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9, and the following terms shall have the following meanings:

“Event of Default” means the occurrence of any “Event of Default” under and as defined in each of the Initial SPA, the Initial Note, the Second SPA, the Second Note, the Third SPA, the Third Note, the GAM SPA or the GAM Note or the failure of the Company to comply with any term or covenant of any Transaction Document (including this Agreement) to which it is a party.

“Intercreditor Agreements” means, collectively, (a) the Sallyport Intercreditor Agreement; (b) any intercreditor agreement entered into with a Refinancing Lender in respect of the Refinancing Indebtedness and Refinancing Lien; and (c) any other intercreditor agreement agreed to by the Investors.

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment by way of security, lien (statutory or otherwise), encumbrance, conditional sale agreement, capital lease, financing lease, deposit arrangement, title retention agreement, and any other agreement, trust or arrangement that in substance secures payment or performance of an obligation.

“Obligations” means, collectively, (a) all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by the Company to any Investor or the Secured Party in any currency, under, in connection with or pursuant to the any Transaction Document (including, without limitation, this Agreement), and whether incurred by the Company alone or jointly with another or others and whether as principal, guarantor or surety and in whatever name or style and (b) all expenses, costs and charges incurred by or on behalf of any Investor or the Secured Party in connection with any Transaction Document (including this Agreement) or the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other expenses of taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment for the Collateral, and of taking, defending or participating in any action or proceeding in connection with any of the foregoing matters or otherwise in connection with the Secured Party’s or any Investor’s interest in any Collateral, whether or not directly relating to the enforcement of this Agreement or any other Transaction Document.

“Permitted Lien” means any of the following: (a) mechanics and materialman Liens and other statutory Liens (including Liens for taxes, fees, assessments and other governmental charges or levies) in respect of any amount (i) which is not at the time overdue or (ii) which may be overdue but the validity of which is being contested at the time in good faith by appropriate proceedings, in each case so long as the holder of such Lien has not taken any action to foreclose or otherwise exercise any remedies with respect to such Lien; (b) the Sallyport Liens; (c) any Refinancing Lender Lien; (d) Liens granted to any Person in connection with any Acquisition which has been approved in writing by the Secured Party; and (e) Liens which are permitted in writing by the Secured Party in its sole and absolute discretion.

“Refinancing Indebtedness” means any Indebtedness incurred by the Company from a Refinancing Lender which refinances the Indebtedness owing to Sallyport under the Sallyport Agreement provided (a) such Indebtedness is on substantially the same terms as the Indebtedness owing Sallyport under the Sallyport Agreement (i.e. a factoring facility); (b) the principal amount of such Indebtedness does not exceed the principal amount of Indebtedness owing to Sallyport under the Sallyport Agreement at the time of such refinancing; (c) any Liens to secure such Indebtedness does not extend to any asset which was not otherwise subject to a Lien in favor of Sallyport under the Sallyport Agreement; and (d) the Refinancing Lender has entered into an Intercreditor Agreement on substantially the same terms as contained in the Sallyport Intercreditor Agreement.

“Refinancing Lender” means any commercial lender which refinances the Indebtedness owing to Sallyport under the Sallyport Agreement.

“Refinancing Lien” means a Lien granted in favor of a Refinancing Lender to secure the Refinancing Debt, provides such Lien shall not extend to any asset which was not otherwise subject to a Lien in favor of Sallyport under the Sallyport Agreement.

“Sallyport” means Sallyport Commercial Finance, LLC.

“Sallyport Agreement” means that certain Account Sale and Purchase Agreement dated as of September 5, 2017 between Sallyport and the Company.

“Sallyport Collateral” means those assets of the Company that comprise the “Collateral” as such term is defined in the Sallyport Agreement.

“Sallyport Intercreditor Agreement” means that certain Third Amended and Restated Intercreditor Agreement dated as of the date hereof by and among the Company, the Investors and Sallyport, as the same may be amended, restated and/or modified from time to time.

“Sallyport Liens” means the Liens granted by the Company on the Sallyport Collateral in favor of Sallyport pursuant to the Sallyport Agreement.

“State” means the State of New York.

“Transaction Document” means any “Transaction Document” as defined under each SPA, and “Transaction Documents” means all “Transaction Documents” as defined in the Initial SPA, all “Transaction Documents” as defined in the Second SPA, all “Transaction Documents” as defined in the Third SPA and all “Transaction Documents” as defined in the GAM SPA.

2.       Grant of Security Interest.

2.1.       Grant; Collateral Description. (a) The Company hereby ratifies and affirms the grant of security interests made pursuant to the Original Security Agreement, and (b) in addition, the Company hereby grants to the Secured Party, for the benefit of the Investors and the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Secured Party, for the benefit of the Investors and the Secured Party, the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

2.2.       Commercial Tort Claims. The Secured Party acknowledges that the attachment of its security interest in any commercial tort claim as original collateral is subject to the Company’s compliance with §4.7.

2.3.       Priority. The Liens granted hereunder in favor of the Secured Party for the benefit of itself and the other Investors shall (a) with respect to the Sallyport Lien and the Refinancing Lien, have the relative priorities set forth in the applicable Intercreditor Agreement; and (b) be senior to all other Permitted Liens, unless otherwise approved in writing by the Secured Party.

3.       Authorization to File Financing Statements. The Company hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization and any organizational identification number issued to the Company. The Company agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s reasonable request.

4.       Other Actions. Further to insure the attachment, perfection and first priority of (or, to the extent any Intercreditor Agreement is in full force and effect, second priority of), and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, the Company agrees, in each case at the Company’s expense, to take the following actions with respect to the following Collateral and without limitation on the Company’s other obligations contained in this Agreement:

4.1.       Promissory Notes and Tangible Chattel Paper. Subject in all cases to the terms of any applicable Intercreditor Agreement, if the Company shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper with an aggregate value for all such promissory notes or tangible chattel paper in excess of $50,000, the Company shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

4.2.       Deposit Accounts. Subject in all cases to the terms of any applicable Intercreditor Agreement, for each deposit account that the Company, now or at any time hereafter, opens or maintains the Company shall, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) cause the depositary bank to agree to comply without further consent of the Company, at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with the Company being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account. The Secured Party agrees with the Company that the Secured Party shall not give any such instructions or withhold any withdrawal rights from the Company, unless an Event of Default has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company’s salaried employees.

4.3.       Investment Property. Subject in all cases to the terms of any applicable Intercreditor Agreement, if the Company shall, now or at any time hereafter, hold or acquire any certificated securities, the Company shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any securities now or hereafter acquired by the Company are uncertificated and are issued to the Company or its nominee directly by the issuer thereof, the Company shall promptly (but in any event within two Business Days) notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) cause the issuer to agree to comply without further consent of the Company or such nominee, at any time with instructions from the Secured Party as to such securities, or (b) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Company are held by the Company or its nominee through a securities intermediary or commodity intermediary, the Company shall promptly (but in any event within two Business Days) notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Company or such nominee, at any time with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with the Company being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property. The Secured Party agrees with the Company that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Company, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Transaction Documents, would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

4.4.       Collateral in the Possession of a Bailee. Subject in all cases to the terms of any applicable Intercreditor Agreement, if any Collateral with an aggregate value in excess of $100,000 is, now or at any time hereafter, in the possession of a bailee, the Company shall promptly notify the Secured Party thereof and, at the Secured Party’s reasonable request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and such bailee’s agreement to comply, without further consent of the Company, at any time with instructions of the Secured Party as to such Collateral.

4.5.       Electronic Chattel Paper, Electronic Documents and Transferable Records. Subject in all cases to the terms of any applicable Intercreditor Agreement, if the Company, now or at any time hereafter, holds or acquires an interest in any Collateral that is electronic chattel paper, any electronic document or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Company shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under §9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, control, under §7-106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party agrees with the Company that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party’s loss of control, for the Company to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC §9-105, UCC §7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Company with respect to such electronic chattel paper, electronic document or transferable record. The provisions of this §4.5 relating to electronic documents and “control” under UCC §7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

4.6.       Letter-of-Credit Rights. Subject in all cases to the terms of any applicable Intercreditor Agreement, if the Company is, now or at any time hereafter, a beneficiary under a letter of credit with a stated amount in excess of $25,000, or if the Company is a beneficiary under letters of credit not assigned to the Secured Party with an aggregate stated amount in excess of $50,000, the Company shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Company shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit or (b) arrange for the Secured Party to become the transferee beneficiary of the letter of credit.

4.7.       Commercial Tort Claims. Subject in all cases to the terms of any applicable Intercreditor Agreement, if the Company shall, now or at any time hereafter, hold or acquire a commercial tort claim, the Company shall promptly notify the Secured Party in a writing signed by the Company of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

4.8.       Other Actions as to any and all Collateral. The Company further agrees, upon the request of the Secured Party and at the Secured Party’s option, to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of (or, to the extent any Intercreditor Agreement is in full force and effect, second priority of), and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that the Company’s signature thereon is required therefor, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance satisfactory to the Secured Party, including any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5.       Representations and Warranties Concerning a Company’s Legal Status. The Company has, on March 22, 2019, delivered to the Secured Party a certificate signed by the Company and entitled “Perfection Certificate” (the “Perfection Certificate”). The Company represents and warrants to the Secured Party as follows: as of the date hereof (a) the Company’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Company is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the Perfection Certificate accurately sets forth the Company’s organizational identification number or accurately states that the Company has none, (d) the Perfection Certificate accurately sets forth the Company’s place of business or, if more than one, its chief executive office, as well as the Company’s mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to the Company is accurate and complete, and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Company.

6.       Covenants Concerning Company’s Legal Status. The Company covenants with the Secured Party and the Investors as follows: (a) without providing at least thirty (30) days prior written notice to the Secured Party, the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Company does not have an organizational identification number and later obtains one, the Company will forthwith notify the Secured Party of such organizational identification number, and (c) the Company will not change its type of organization, jurisdiction of organization or other legal structure.

7.       Representations and Warranties Concerning Collateral, Etc. The Company further represents and warrants to the Secured Party and the Investors as follows: (a) the Company is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim of any person or any adverse lien, except for the security interest created by this Agreement and the Permitted Liens, (b) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (c) the Company holds no commercial tort claim except as indicated on the Company’s Perfection Certificate, (d) all other information set forth on the Company’s Perfection Certificate pertaining to the Collateral is accurate and complete, and (e) there has been no change in any of such information since the date on which the Company’s Perfection Certificate was signed by the Company.

8.       Covenants Concerning Collateral, Etc. The Company further covenants with the Secured Party and the Investors as follows: (a) other than inventory sold in the ordinary course of business consistent with past practices, and except as provided in any applicable Intercreditor Agreement, the Collateral, to the extent not delivered to the Secured Party pursuant to §4, will be kept at those locations listed on the Perfection Certificate and the Company will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Secured Party, (b) except for the security interest herein granted, the Company shall be the owner of or have other rights in the Collateral free from any right or claim of any other person or any Lien (other than Permitted Liens), and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) other than the Secured Party, the Sallyport Lender or another lender consented to by the Investors (in each case to the extent an Intercreditor Agreement has been entered into and is in full force and effect) with respect to any applicable Permitted Lien, the Company shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any Lien in the Collateral in favor of any person, or become bound (as provided in Section 9-203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any person as secured party, (d) the Company will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, (e) the Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, and (f) the Company will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral, or any interest therein except for, with respect to the Collateral, so long as no Event of Default has occurred and is continuing, dispositions of obsolete or worn-out property, the granting of non-exclusive licenses in the ordinary course of business, and the sale of inventory in the ordinary course of business consistent with past practices.

9.       Collateral Protection Expenses; Preservation of Collateral.

9.1.       Expenses Incurred by Secured Party. In the Secured Party’s discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, and pay any necessary filing fees or insurance premiums, in each case if the Company fails to do so. The Company agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Company to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Event of Default.

9.2.       Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Company shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. Neither the Secured Party nor any Investor shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party or any Investor of any payment relating to any of the Collateral, nor shall the Secured Party or any Investor be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party or any Investor in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party or any Investor may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

10.       Securities and Deposits. Subject in all cases to the terms of any applicable Intercreditor Agreement, the Secured Party may at any time following and during the continuance of a payment default or an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may, subject to the terms of any applicable Intercreditor Agreement, following and during the continuance of a payment default or an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, but subject in all cases to any applicable Intercreditor Agreement, any deposits or other sums at any time credited by or due from the Secured Party to the Company may at any time be applied to or set off against any of the Obligations then due and owing.

11.       Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, but subject in all cases to the terms of any applicable Intercreditor Agreement:

(a)        the Company shall, at the request and option of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor;

(b)        the Secured Party may itself, without notice to or demand upon the Company, so notify account debtors and other persons obligated on Collateral;

(c)        after the making of such a request or the giving of any such notification, the Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Company as trustee for the Secured Party, for the benefit of the Secured Party and the Investors, without commingling the same with other funds of the Company and shall turn the same over to the Secured Party, for the benefit of the Secured Party and the Investors, in the identical form received, together with any necessary endorsements or assignments; and

(d)       the Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral and received by the Secured Party to the payment of the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

12.       Power of Attorney.

12.1.       Appointment and Powers of Secured Party. The Company hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

(a)       upon the occurrence and during the continuance of an Event of Default, but subject in all cases to the terms of any applicable Intercreditor Agreement, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Company’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Company might do, including (i) upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)       to the extent that the Company’s authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without the Company’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Company’s name such financing statements and amendments thereto and continuation statements which may require the Company’s signature.

12.2.       Ratification by Company. To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

12.3.       No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party and the Investors in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

13.       Rights and Remedies.

13.1.       General. If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Company, but subject in all cases to the terms of any applicable Intercreditor Agreement, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion, but subject in all cases to the terms of any applicable Intercreditor Agreement, require the Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Company’s principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Company at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

14.       Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, but subject at all times to the terms of any applicable Intercreditor Agreement, the Company acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on the Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of the Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of the Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of the Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of such Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Company acknowledges that the purpose of this §14 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §14. Without limitation upon the foregoing, nothing contained in this §14 shall be construed to grant any rights to the Company or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §14.

15.       No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party with the consent of the Investors. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

16.       Suretyship Waivers by Company. The Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any such Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §9.2. The Company further waives any and all other suretyship defenses.

17.       Marshaling. Neither the Secured Party nor any Investor shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Party or any Investor hereunder and of the Secured Party or any Investor in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

18.       Proceeds of Dispositions; Expenses. The Company shall pay to the Secured Party on demand any and all expenses, including attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting or preserving the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral and, in addition, the Company shall pay to the Secured Party on demand any and all expenses, including attorneys’ fees and disbursements, incurred or paid by the Secured Party in enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the SPA, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Company. In the absence of final payment and satisfaction in full of all of the Obligations, the Company shall remain liable for any deficiency.

19.       Overdue Amounts. Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Transaction Documents.

20.       Governing Law; Consent to Jurisdiction. This Agreement IS A contract UNDER the laws of the state of NEW YORK and shall for all purposes be construed in accordance with and governed by the laws of SAID state of NEW YORK. The Company and THE SECURED PARTY EACH agree that any suit for the enforcement of this agreement or any other action brought by SUCH PERSON arising hereunder or in any way related to this agreement SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PERSON BY MAIL AT THE ADDRESS SPECIFIED ON THE SIGNATURE PAGE OF EACH PARTY HERETO. the Company hereby waives any objection that it may now or hereafter have to the venue of any suit BROUGHT IN the state of new york or any court SITTING THEREIN or that A suit BROUGHT THEREIN is brought in an inconvenient court.

21.       Waiver of Jury Trial. THE COMPANY AND THE SECURED PARTY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (a) certifies that neither the Secured Party or any Investor nor any representative, agent or attorney of the Secured Party or any Investor has represented, expressly or otherwise, that the Secured Party or any Investor would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into this Agreement and any other Transaction Document to which the Secured Party or any Investor is a party, the Secured Party and each Investor is relying upon, among other things, the waivers and certifications contained in this §21.

22.       Notices. All notices, requests and other communications hereunder shall be made in the manner set forth in the Third SPA (with respect to the Secured Party and the Macro Fund) and the GAM SPA (with respect to GAM).

23.       Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Secured Party, the Investors and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.

24.       Transitional Arrangements. This Agreement shall supersede the Original Security Agreement on the date hereof. Upon the effectiveness of the GAM SPA, the rights and obligations of the respective parties under the Original Security Agreement shall be subsumed within and governed by this Agreement; provided, that the provisions of the Original Security Agreement shall remain in full force and effect prior to the effectiveness of the GAM SPA, and the liens granted pursuant to the Original Security Agreement shall continue to be in effect hereunder as set forth in §2.1.

25.       Relationship Among Secured Party and Investors. The Secured Party and each Investor hereby agree that (a) upon the effectiveness hereof, Macro Fund has assigned all of its rights under the Original Security Agreement as “Secured Party” to the Secured Party hereunder and the Secured Party has accepted such assignment; (b) each Investor has appointed the Secured Party to act as its collateral agent hereunder; (c) all amendments, modifications and waivers to any of the terms of this Agreement shall be made by the Secured Party only with the consent of both Investors and the Secured Party shall take instructions as to all actions to be taken hereunder from both Investors; and (d) to the extent the Secured Party receives any proceeds of, or other collections or other amounts with respect to the Collateral, all such amounts shall be delivered to the Investors pro rata based on their outstanding obligations under their respective Notes and SPAs.

[Signature pages to follow]

IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Title:	Chairman, Chief Executive and President

Accepted:

LIND GLOBAL MACRO FUND, LP, as Secured Party
By: Lind Global Partners LLC, its general partner

By:	/s/ Jeff Easton
Title:	Managing Member

Solely with respect to Section 25 hereof:

LIND GLOBAL MACRO FUND, LP, as Secured Party
By: Lind Global Partners LLC, its general partner

By:	/s/ Jeff Easton
Title:	Managing Member

LIND GLOBAL MACRO FUND, LP, as an Investor
By: Lind Global Partners LLC, its general partner

By:	/s/ Jeff Easton
Title:	Managing Member

LIND GLOBAL ASSET MANAGEMENT, LLC, as an Investor

By:	/s/ Jeff Easton
Title:	Authorized Signatory

CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF _________________________)

) ss.

COUNTY OF Hall____________________________)

On this 21st day of September, 2020, before me, the undersigned notary public, personally appeared Michael Pope, proved to me through satisfactory evidence of identification, which were personally known, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose (as CEO for Boxlight Corporation).

/s/ Amanda L. Flatt
(official signature and seal of notary)

My commission expires: